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                                                                   Exhibit 10.18

                            SERIES B PREFERRED STOCK

                                   AND WARRANT

                               PURCHASE AGREEMENT

                            Dated as of May 19, 1997

                                      Among

                         Monitronics International, Inc.

                                 (the "Company")

                                       and

                        Capital Resource Lenders II, L.P.

                                       and

                             Austin Ventures V, L.P.

                               (the "Purchasers")

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                                TABLE OF CONTENTS

1.  Authorization and Sale of Shares and Warrants..............................1
       1A.  Authorization......................................................1
       1B.  Sale of Shares of Series B Preferred Stock.........................1
       1C.  Sale of Warrants...................................................1
       1D.  Separate Sales.....................................................1
       1E.  Use of Proceeds....................................................1
2.  The Closing................................................................1
3.  Representations and Warranties of the Company..............................2
       3A.  Organization and Standing..........................................2
       3B.  Capitalization.....................................................2
       3C.  Subsidiaries, Etc..................................................3
       3D.  Shareholder List and Agreements....................................3
       3E.  Issuance of Shares and Warrants....................................3
       3F.  Authority for Agreement............................................3
       3G.  Governmental Consents..............................................4
       3H.  Litigation.........................................................4
       3I.  Financial Statements...............................................4
       3J.  Absence of Liabilities.............................................4
       3K.  Taxes..............................................................4
       3L.  Property and Assets................................................5
       3M.  Intellectual Property..............................................5
       3N.  Insurance..........................................................5
       3O.  Material Contracts and Obligations.................................6
       3P.  Compliance.........................................................6
       3Q.  Absence of Changes.................................................6
       3R.  Employees..........................................................8
       3S.  ERISA..............................................................8
       3T.  Books and Records..................................................8
       3U.  Disclosures........................................................8
4.  Representations and Warranties of the Purchasers...........................9
       4A.  Investment.........................................................9
       4B.  Authority..........................................................9
       4C.  Accredited Investor................................................9
5.  Conditions to the Obligations of the Purchasers............................9
       5A.  Accuracy of Representations and Warranties.........................9
       5B.  Performance........................................................9
       5C.  Opinion of Counsel................................................10
       5D.  Ancillary Agreements..............................................10
       5E.  Certificates and Documents........................................10
       5F.  Amendments to Articles of Incorporation...........................10
       5G.  Loan Agreement....................................................10
       5H.  Note Agreement....................................................10
       5I.  Compliance Certificate............................................11
       5J.  Other Matters.....................................................11

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6.  Condition to the Obligations of the Company...............................11
       6A.  Accuracy of Representations and Warranties........................11
       6B.  Minimum Investment................................................11
       6C.  Other Matters.....................................................11
7.  Covenants of the Company..................................................11
       7A.  Inspection and Observation........................................11
       7B.  Financial Statements and Other Information........................11
       7C.  Material Changes and Litigation...................................12
       7D.  Negative Covenants................................................12
       7E.  Termination of Covenants..........................................13
       7F.  Reservation of Common Stock.......................................13
       7G.  Qualified Small Business Stock....................................13
8.  Obligation to Repurchase Warrants.........................................13
       8A.  Right to Put Warrants and Warrant Shares..........................13
       8B.  Notice and Payment................................................14
       8C.  Insufficiency of Funds............................................14
       8D.  Repurchase Price for Warrants and Warrant Shares..................14
       8E.  Delivery of Certificates; Reissuance..............................15
       8F.  Right to Purchase New Mezzanine Securities........................15
       8G.  Right to Purchase New Equity Securities...........................16
       8H.  Termination Upon Qualified Public Offering........................16
9.  Transfer of Shares and Warrants...........................................16
       9A.  Restrictions......................................................16
       9B.  Requirements for Transfer.........................................16
       9C.  Legends...........................................................17
       9D.  Rule 144A Information.............................................17
10.    Definitions............................................................17
11.    Miscellaneous..........................................................20
       11A. Successors and Assigns............................................20
       11B. Confidentiality...................................................21
       11C. Survival of Representations and Warranties........................21
       11D. Expenses..........................................................21
       11E. Notices...........................................................22
       11F. Brokers...........................................................22
       11G. Entire Agreement..................................................22
       11H. Amendments and Waivers............................................22
       11I. Counterparts......................................................23
       11J. Headings..........................................................23
       11K. Severability......................................................23
       11L. Governing Law.....................................................23
       11M. Further Assurances................................................23
       11N. Indemnification...................................................23
       11O. Exculpation Among Purchasers......................................24

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                            SERIES B PREFERRED STOCK
                         AND WARRANT PURCHASE AGREEMENT

     This Series B Preferred Stock and Warrant Purchase Agreement (the "Agreement") dated as of May 19, 1997 is entered into by and among Monitronics International, Inc., a Texas corporation (the "Company"), and the persons listed on Exhibit A attached hereto (individually, a "Purchaser" and, collectively, the "Purchasers"). Capitalized terms not defined elsewhere herein shall have the respective meanings assigned to them in part 10 of this Agreement.

     In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

     1. Authorization and Sale of Shares and Warrants.

          1A. Authorization. The Company has, or before the Closing (as defined in part 2) will have, duly authorized the issuance and sale, pursuant to the terms of this Agreement, of up to 5,000,000 shares of its Series B Preferred Stock, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation of Series B of Class B Preferred Stock attached as Exhibit B (the "Certificate of Designation") and Warrants for the purchase of an aggregate of 961,700 shares of Class A Common Stock. The Company has, or before the Closing will have, adopted and filed the Certificate of Designation with the Secretary of State of the State of Texas. The shares of Class A Common Stock issued or issuable upon the exercise of the Warrants are referred to as the "Warrant Shares." The shares of Series B Preferred Stock being sold under this Agreement and, unless the context otherwise requires, the Warrant Shares are referred to collectively as the "Shares."

          1B. Sale of Shares of Series B Preferred Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company will issue and sell to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series B Preferred Stock set forth opposite such Purchaser's name on Exhibit A for the purchase price of $1.00 per share.

          1C. Sale of Warrants. Subject to the terms and, conditions of this Agreement, at the Closing, the Company will issue and sell to each of the Purchasers, and each of the Purchasers will purchase Warrants entitling each such Purchaser to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A, for the aggregate purchase price set forth opposite such Purchaser's name on Exhibit A.

          1D. Separate Sales. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Series B Preferred Stock and Warrants to each of the Purchasers is a separate sale.

          1E. Use of Proceeds. The Company will use the proceeds from the sale of the Series B Preferred Stock for working capital and other general corporate purposes.

     2. The Closing. The closing of the issuance, sale and purchase of the shares of Series B Preferred Stock and Warrants under this Agreement (the "Closing") shall take place on May 19, 1997. The Closing shall be held at the offices of Hughes & Luce, L.L.P., 111 Congress

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Avenue, Suite 900, Austin, Texas at 10:00 a.m. on the date specified for such
Closing above, or at such other place or such other time as the Company and the Purchasers may agree in writing. At the Closing, the Company shall deliver to each of the Purchasers (i) a certificate representing the number of Shares of Series B Preferred Stock being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company, and (ii) a Warrant, in the form attached hereto as Exhibit C, to purchase the number of Shares of Class A Common Stock set forth opposite such Purchaser's name on Exhibit A, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. If at the Closing any of the conditions specified in part 5 shall not have been fulfilled, each of the Purchasers shall, at its election, be relieved of all of its obligations under this Agreement to be performed at such Closing.

     3. Representations and Warranties of the Company. Subject to and except as disclosed by the Company in the Schedule of Exceptions attached as Exhibit D, the Company hereby represents and warrants to each of the Purchasers as follows:

          3A. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company. The Company has furnished to each Purchaser true and complete copies of its Articles of Incorporation and Bylaws, each as amended to date and currently in effect.

          3B. Capitalization. The authorized capital stock of the Company consists of (i) 15,000,000 shares of Class A Common Stock, of which 475,338 shares are issued and outstanding, (ii) 700,000 shares of Class B Common Stock, of which no shares are issued and outstanding, and (iii) 19,000,000 shares of Preferred Stock, of which 4,000,000 shares are Class A Preferred Stock, all of which shares of Class A Preferred Stock are issued and outstanding, and 15,000,000 shares are Class B Preferred Stock, of which 5,000,000 are designated Series B Preferred Stock; none of which shares of Class B Preferred Stock are issued or outstanding. All of the issued and outstanding shares of Class A Common Stock and Class A Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) pursuant to the Company's Incentive Stock Compensation Plan, dated October 21, 1994, as amended to date (the "1994 Stock Plan"), which provides for the issuance of up to 919,567 shares of Class A Common Stock, (ii) upon exercise of the Mezzanine Warrants, (iii) upon exercise of the Heller Warrant, (iv) as provided in this Agreement, the Class A Purchase Agreement, the Note Purchase Agreement or any Ancillary Agreement, or (v) as set forth in Exhibit D: (1) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (2) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (3) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

          3C. Subsidiaries, Etc. The Company has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

          3D. Shareholder List and Agreements. Exhibit D sets forth a true and complete list of the shareholders of the Company, showing the number of shares of Class A Common Stock, Class A Preferred Stock, the Mezzanine Warrants, the Heller Warrant or other securities of the Company held by each shareholder as of the date of this Agreement and date of each Closing and the consideration paid to the Company, if any, therefor. Except (i) pursuant to the 1994 Stock Plan,
(ii) as provided in this Agreement or any Ancillary Agreement (or the various agreements amended by the Amendment Agreement), or (iii) as set forth in Exhibit D, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act, or voting of the capital stock of the Company.

          3E. Issuance of Shares and Warrants. The issuance, sale and delivery of the Series B Preferred Stock and the Warrants in accordance with this Agreement, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such Shares have been duly reserved for issuance. The Series B Preferred Stock, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable..

          3F. Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and all Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, delivery and performance of the-transactions contemplated by this Agreement and the Ancillary Agreements (including the various agreements amended by the Amendment Agreement) and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Articles of incorporation or Bylaws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          3G. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closings, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of each Closing. Based in part on the representations made by each of the Purchasers in part 4 of this Agreement, the offer and sale of the Shares and the Warrants to each of the Purchasers will be in compliance with applicable federal and state securities laws.

          3H. Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or any Ancillary Agreement (or any of the various agreements amended by the Amendment Agreement) or the right of the Company to enter into or perform this Agreement or any Ancillary Agreement, or which could reasonably be expected to hay; either individually or in the aggregate, any material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company by reason of the proposed activities of the Company, or negotiations by the Company with possible investors in the Company.

          3I. Financial Statements. The Company has furnished to each of the Purchasers a complete and correct copy of the following financial statements (collectively, the "Financial Statements"): (i) the Company's audited balance sheet, statement of income, changes in shareholders' equity, and cash flows for the fiscal year end June 30, 1996, and (ii) the Company's unaudited balance sheet (the "Balance Sheet") as of March 31, 1997 (the "Balance Sheet Date") and the related statement of operations and cash flow for the nine-month period ended as of the Balance Sheet Date (the "Most Recent Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Most Recent Financial Statements lack footnotes and other presentation items and axe subject to normal year-end audit adjustments, which will not be material, individually or in the aggregate.

          3J. Absence of Liabilities. Except as disclosed in Exhibit D, at the Balance Sheet Date, the Company did not have any liabilities of any type that in the aggregate exceeded $40,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and since the Balance Sheet Date the Company. has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

          3K. Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed all federal, state, county, local and foreign tax returns which are required to be filed by it on or prior to the date of each Closing, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. Neither the Company nor any of its shareholders has ever filed (i) an election pursuant to Section 1362 of the Code, that the Company be taxed as an S Corporation or (ii) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

          3L. Property and Assets. The Company has good and indefeasible title to or a valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets reflected in the Balance Sheet (except those disposed of since the Balance Sheet Date in the ordinary course of business) and all of the properties and assets necessary or useful for the conduct of its business as currently conducted by the Company, and none of such properties or assets is subject to any Lien of any nature whatsoever other than those the material terms of which are described in the Balance Sheet or in Exhibit D.

          3M. Intellectual Property. The Company is the sole owner of or possesses all legal rights to all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes presently used by the Company or necessary for the conduct of the Company's business as conducted and as proposed to be conducted (the "Intellectual Property Rights"). The Company has taken all actions reasonable in light of its financial position to protect the Intellectual Property Rights. The business conducted or proposed to be conducted by the Company does not and. will not cause the Company to infringe or violate any of the trademarks, service marks, trade names, copyrights,. licenses, trade secrets or other intellectual property rights or the patents of any other Person, and, except as set forth in Exhibit D, does not and will not require the Company to obtain any license or other agreement to use any trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights or patents of others. Except for standard end-user license agreements, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other Person. The. Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other Person. Exhibit D contains a complete list of patents, pending patent applications, trademarks and service marks of the Company. The Company is not aware that any employee of the Company is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of the any employee's duties as an officer, employee or director of the Company, (ii) the use of any employee's best efforts to promote the interests of the Company, or (iii) the Company's business as conducted or proposed to be conducted. The Company does not believe that it is or will be necessary to use any inventions or works of authorship of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          3N. Insurance. The Company maintains valid policies of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily

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obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, employee injury benefit insurance and insurance against casualty loss, public liability, libel, slander, defamation, advertising injury and other risks. Exhibit D sets forth a schedule and brief description of the policies of insurance currently maintained by the Company. With respect to each such insurance policy: (i) the policy is in full force and effect; (ii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, cancellation, modification or denial of coverage under the policy and (iii) no party to the policy has repudiated any of its provisions.

          3O. Material Contracts and Obligations. Exhibit D sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which it is bound, other than alarm monitoring purchase agreements entered in the ordinary course of business, including without limitation (i) each agreement which requires future expenditures by the Company in excess o. $50,000 or which might result in payments to the Company in excess of $50,000,
(ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iii) each agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, and (iv) any agreement relating to the Intellectual Property Rights. The Company has delivered to the Purchasers copies of such of the foregoing agreements as the Purchasers have requested. All of such agreements and contracts are valid, binding and in full force and effect.

          3P. Compliance. The Company has complied in all material respects with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or of any provision of any existing state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now reasonably foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of the Company. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, noncompetition or non-solicitation.

          3Q. Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company. Without limiting the foregoing and except as set forth in Exhibit D, since that date:

          (i) the Company has riot sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

          (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 (other than alarm monitoring purchase agreements entered in the ordinary course of business) or outside the ordinary course of business;

          (iii) no party (including the Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Company is a party or by which the Company or its assets are bound;

          (iv) the Company has not imposed or permitted any other Person to impose any Lien upon any of its assets, tangible or intangible;

          (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the ordinary course of business;

          (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 (other than alarm monitoring purchase agreements entered in the ordinary course of business) or outside the ordinary course of business;

          (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 alone or $l5,000 in the aggregate;

          (viii) the Company has not delayed or postponed the payment of accounts payable or any other liabilities outside the ordinary course of business;

          (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the ordinary course of business;

          (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights except in the ordinary course of business;

          (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xii) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xiii) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

          (xiv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such contract or agreement,

          (xv) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

          (xvi) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other benefit plan);

          (xvii) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

          (xviii) the Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

          (xix) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company or its assets or business; and

          (xx) the Company has not committed to do any of the foregoing.

          3R. Employees. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

          3S. ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws).

          3T. Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3U. Disclosures. Neither this Agreement, any Ancillary Agreement nor any exhibit hereto or thereto, nor any report, certificate or instrument furnished to any of the

Purchasers in connection with the transactions contemplated in this Agreement or the Ancillary Agreements, when. read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact that has or would have, a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed to the Purchasers in this Agreement, the exhibits hereto, or other written materials furnished to the Purchasers.

     4. Representations and Warranties of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

          4A. Investment. Such Purchaser is acquiring the Shares and the Warrants for its own account for investment and not with a view' to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement, the Ancillary Agreements, and the exhibits hereto and thereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser acknowledges the restrictions on transfer of the Shares and the Warrants set forth in part 9 of this Agreement. Nothing contained in this part 4 shall limit or restrict the ability of a Purchaser from pledging or granting a Lien in respect of any Shares to secure bona fide obligations or indebtedness of the Purchaser.

          4B. Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          4C. Accredited Investor. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

     5. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Series B Preferred Stock at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before such Closing:

          5A. Accuracy of Representations and Warranties. Each representation and warranty contained in part 3 shall be true at and as of the Closing with the same effect as though such representation and warranty had been made on and as of the date of the Closing.

          5B. Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

          5C. Opinion of Counsel. Each Purchaser shall have received an opinion from Glast, Phillips & Murray, a Professional Corporation, counsel for the Company, dated the date of the Closing, addressed to the Purchasers, and satisfactory in form and substance to the Purchasers and their special counsel, substantially in the form attached as Exhibit E hereto.

          5D. Ancillary Agreements. The Second Amendment Agreement attached hereto as Exhibit F (the "Amendment Agreement") shall have been executed and delivered by the Company, the holders of the Class A Common Stock, Austin Ventures III, and each of the Purchasers and shall be in full force and effect

          5E. Certificates and Documents. The Company shall have delivered to the Purchasers or special counsel to the Purchasers:

          (i) the Articles of Incorporation of the Company, including the Certificate of Designation, as amended and in effect as of the Closing, certified by the Secretary of State of the State of Texas;

          (ii) certificates, as of the most recent practicable dates, as to the existence and corporate good standing of the Company issued by the Secretary of State of the State of Texas;

          (iii) Bylaws of the Company, certified by its Secretary as of the date of such Closing;

          (iv) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein, certified by the Secretary of the Company as of the date of such Closing; and

          (v) such other documents relating to the transactions contemplated in this Agreement and the Ancillary Agreements as any Purchaser may reasonably request.

          5F. Amendments to Articles of Incorporation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Texas and, thereafter, the Articles of Amendment to the Articles of Incorporation of the Company, in the form attached as Exhibit G hereto, shall have been filed with the Secretary of State of the State of Texas.

          5G. Loan Agreement. The Company shall have contemporaneously with the Closing entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement with the lenders named therein on terms satisfactory to the Purchasers, and the Company shall have access to the funds with respect thereto.

          5H. Note Agreement. The Company shall have contemporaneously with the Closing entered into that certain Senior Subordinated Note and Warrant Purchase Agreement with CRL (the "Additional Note Agreement") on terms satisfactory to the Purchasers, and the Company shall have simultaneously closed on the issuance and sale of its 12.0% Senior Subordinated Note, due June 30, 2003, in the aggregate principal amount of $2,000,000 under the Additional Note Agreement.

          5I. Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the date of such Closing, certifying to the fulfillment of the conditions specified in paragraphs 5A, 5B, 5D and 5F through 5H.

          5J. Other Matters. All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6. Condition to the Obligations of the Company. The obligations of the Company to issue and sell the Series B Preferred Stock to the Purchasers at a Closing are subject to fulfillment, or the waiver by the Company, of each of the following conditions on or before such Closing:

          6A. Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in part 4 shall be true at and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          6B. Minimum Investment. Purchasers shall have tendered at the Closing aggregate consideration of not less than $5,000,000 for the purchase of Series B Preferred Stock.

          6C. Other Matters. All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     7. Covenants of the Company.

          7A. Inspection and Observation. The Company shall permit each Major Purchaser or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice, without interference to the conduct of the Company's business and as often as may be reasonably requested.

          7B. Financial Statements and Other Information. The Company shall deliver to each Qualified Holder:

          (i) within 100 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of operations and of cash flows of the Company for such year, certified by Arthur Andersen LLP or another firm of certified public accountants of established national reputation selected by the Company and reasonably acceptable to the Purchasers, and prepared in accordance with generally accepted accounting principles;

          (ii) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's operating budget for the corresponding periods for the current fiscal year, accompanied by an executive summary of the activities of the Company during such. month, signed by the Company's chief executive officer and chief financial officer;

          (iii) as soon as available, but in any event not later than 30 days prior to the beginning of each new fiscal year, an operating budget for such fiscal year approved by the Board of Directors;

          (iv) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Class A Common Stock or Class A Preferred Stock, and such other information and data as such Major Purchaser may from time to time reasonably request.

The foregoing financial statements shall be prepared on a consolidated basis,. if the Company then has any Subsidiaries. The financial statements delivered pursuant to clause (ii) shall be accompanied by a certificate of the chief financial officer of the Company stating, in the name and on behalf of the Company, that such statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

          7C. Material Changes and Litigation. The Company shall promptly notify each Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any officer, director, key employee or principal shareholder of the Company materially adversely affecting or which, if adversely determined, could reasonably be expected to materially adversely affect its business, prospects, assets or condition, financial or otherwise.

          7D. Negative Covenants. The Company shall not, without the written approval of the holders of at least 66-2/3% of the Shares:

          (i) make (or permit any subsidiary to make) any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

          (ii) issue any Equity Securities except (a) the Shares pursuant to this Agreement, (b) the Warrant Shares upon exercise of the Warrants, (c) upon conversion of the Class A Preferred Stock or the Class B Common Stock,
     (d) upon exercise of the Mezzanine Warrants, (e) upon exercise of the Heller Warrant, or (f) pursuant to an Approved Plan;

          (iii) make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any Subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an Approved Plan;

          (iv) guarantee directly or indirectly, any indebtedness except for trade accounts of any Subsidiary arising in the ordinary course of business;

          (v) acquire, by purchase, exchange, merger or otherwise, all or substantially all of the properties or assets of any other Person, other than purchases of alarm monitoring contracts pursuant to alarm monitoring purchase agreements entered in the ordinary course of business;

          (vi) adopt any stock option, stock purchase or similar incentive plan or arrangement other than an Approved Plan;

          (vii) amend, modify or waive any provisions of any stock option or restricted stock grant granted or issued pursuant to an Approved Plan except as contemplated in this Agreement; or

          (viii) redeem, purchase or acquire any capital stock or Equity Security except (a) pursuant to this Agreement, (b) shares of Class A Preferred Stock or Series B Preferred Stock pursuant to the Articles of Incorporation, or (c) pursuant to the Shareholders Agreement.

          7E. Termination of Covenants. The covenants of the Company contained in paragraphs 7A through 7D shall terminate, and be of no further force or effect; at the time of and subject to the closing and funding of a Qualified Public Offering.

          7F. Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Class A Common Stock for issuance upon exercise of all of the outstanding Warrants.

          7G. Qualified Small Business Stock. The Company shall comply with a~1y applicable filing or reporting requirements imposed under the Code on issues of Qualified Small Business Stock. Without limiting the foregoing, the Company shall submit to its shareholders (including the Purchasers.) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder. In addition, within ten days after any Purchaser's written request therefor, the Company shall deliver to such Purchaser a written statement indicating whether such Purchaser's interest in the Company constitutes Qualified Small Business Stock.

     8. Obligation to Repurchase Warrants.

          8A. Right to Put Warrants and Warrant Shares. For a period of 365 days (the "Put Exercise Period") commencing with the earlier to occur of (i) the date upon which the Company shall have effected the redemption of all of the outstanding shares of Class A Preferred Stock and Series B Preferred Stock in accordance with Article Four of the Articles of Incorporation, as amended from time to time, or (ii) the date upon which the Company shall have effected the redemption or repurchase of all outstanding shares of Series B Preferred Stock and at least ninety percent (90%) of the outstanding shares of Class A Preferred Stock pursuant to a purchase offer made to the holders of Class A Preferred Stock pursuant to Article Four of the Articles of Incorporation, as amended from time to time, each holder of the Warrants and Warrant Shares shall have the right and option (the "Put Option") to sell to the Company and to require the Company to purchase from such holder, at the Repurchase Price (as defined in paragraph 8D) all or any number of the Warrants and Warrant Shares held by such holder. The Company shall provide each holder of Warrants and Warrant Shares at least ten days' prior written notice of any event described in clause (i) or (ii) above.

          8B. Notice and Payment. To exercise the Put Option, a holder of Warrants or Warrant Shares shall give the Company written notice during the Put Exercise Period (the "Put Notice") and shall specify in such notice the number of Warrants and/or Warrant Shares to be sold and may specify in such notice a proposed date of sale. The closing of any repurchase of the Warrants or Warrant Shares pursuant to paragraph 8A shall take place at the offices of the Company at 10:00 a.m., Dallas, Texas time, on a business day (the "Put Closing Date") which shall not be later than the latest to occur (i) the date specified `in the Put Notice (which shall not be less than 15 business days after the date of the Put Notice or more than 15 business days after then end of the Put Exercise Period) and (ii) the date 15 business days after a final determination of the Repurchase Price pursuant to paragraph 8D.

     On or prior to the Put Closing Date, the Company shall deliver a certified or bank cashier's check to the holder of the Warrants or Warrant Shares being repurchased, at his or its address as the same appears in the transfer records of the Company, in an amount equal to the aggregate Repurchase Price for the Warrants and Warrant shares being repurchased from such holder, determined in accordance with paragraph 8D, or shall transfer such amount by wire transfer of immediately available funds to any account specified in writing by such holder to the Company.

          8C. Insufficiency of Funds. In the event that any or all of the Repurchase Price is not paid to any holder entitled thereto as a result of the insufficiency of legally available funds under the Texas Business Corporation Act or otherwise, the obligation to effect the repurchase shall remain an obligation of the Company and shall be performed as soon as there are funds legally available therefor.

          8D. Repurchase Price for Warrants and Warrant Shares. (a) The repurchase price (the "Repurchase Price") for each Warrant (determined on the basis of the number of Warrant Shares into which it is then exercisable) and each Warrant Share which is to be repurchased by the Company pursuant to paragraph 8A shall be the quotient obtained by dividing (i) the Fair Market Value (as defined below) of the aggregate of all of the outstanding Common Stock as of the end of the Company's last full fiscal quarter immediately preceding the Put Notice, including in such outstanding Common Stock the Warrant Shares and all shares of Common Stock which could be acquired from the Company upon exercise or conversion of any outstanding options or other securities then exercisable or convertible into Common Stock (collectively, as of any time of determination, the "Outstanding Common Stock"), by (ii) the number of shares of Outstanding Common Stock. For purposes of this paragraph 8D, the "Fair Market Value" of the Outstanding Common Stock shall be determined in good faith by the holders of Warrants and/or Warrant Shares exercising Put Options (the "Exercising Holders") and the Company. If the Exercising Holders and the Company are unable to agree on such fair market value, the Exercising Holders shall select a pool of three independent and nationally-recognized investment banking firms from which the Company shall select one such firm to appraise the fair market value of the Outstanding Common Stock and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company, the Exercising Holders and any other holder of Warrants or Warrant Shares. All expenses of such investment banking firm shall be borne one-half by the Company and one-half by the Exercising Holders. In all cases, the determination of fair market value shall be made without consideration of the, lack of a liquid public market for the Outstanding Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the Outstanding Common Stock.

          8E. Delivery of Certificates; Reissuance. Upon the timely receipt of the Repurchase Price (plus interest, if applicable) for Warrants or Warrant Shares sold the Company pursuant to paragraph 8A, the holder thereof shall forward on or prior to the Put Closing Date the Warrants and/or the certificates representing Warrant Shares, as the case may be, so sold to the Company. To the extent that less than all the holder's Warrants or Warrant Shares are sold, the Company shall forthwith issue and deliver to such holder, as appropriate, (a) Warrants in every respect identical to the Warrants so forwarded, except that the same shall provide for the purchase by the holder of such lesser number of Warrant Shares as shall be represented by the Warrants which the Company has not repurchased and (b) certificates representing outstanding Warrant Shares which the Company has not repurchased. Upon timely payment of the Repurchase Price therefor (plus interest, if applicable), Warrants or Warrant Shares so repurchased shall no longer be exercisable or be considered issued and outstanding or have any validity whatsoever.

          8F. Right to Purchase New Mezzanine Securities. Prior to issuing any subordinated debt, whether or not in combination with warrants or other equity securities (such subordinated debt and warrants or other equity securities, if any, herein referred to collectively as "Mezzanine Securities"), of the Company, or any of its Subsidiaries to any Person, the Company will first give, or cause such Subsidiary to give to each of the holders of the Warrants and the Warrant Shares the right to purchase, on the same terms, the same proportion of the Mezzanine Securities proposed to be sold by the Company or such Subsidiary as the number of Warrants and Warrant Shares owned by such holder bears to the total number of shares of Outstanding Common Stock at that lime. Persons electing to purchase Mezzanine Securities pursuant to this paragraph shall also be entitled to purchase (pro rata according to their holdings of Warrants and Warrant Shares) offered Mezzanine Securities that other holders decline to purchase. Any such right of purchase shall be exercisable for a period of 20 days after the holders receive written notice of a proposed issuance of Mezzanine Securities (and any such notice by the Company or a Subsidiary shall be give not less than 20 nor more than 90 days prior to any such issuance). The Company shall be entitled to sell any Mezzanine Securities not purchased by the holders of Warrants and Warrant Shares pursuant to this paragraph 8F: (i) during the period ending six months after the date of the Company's notice to such holders and (ii) at not less than the same price and upon terms not materially Less favorable to the Company than those offered to the holders of Warrants and Warrant Shares, but may not otherwise sell such Mezzanine Securities without renewed compliance with this paragraph 8F.

          8G. Right to Purchase New Equity Securities. Prior to issuing any equity securities or any options or convertible securities exercisable for or convertible into such equity securities (other than (i) those outstanding as of the Closing Date, (ii) those granted under an Approved Plan, (iii) Common Stock issued upon conversion of the Class A Preferred Stock outstanding on the Closing Date or (iv) pursuant to a merger, share exchange or issuance of securities in connection with the acquisition by the Company of another Person if the Purchasers and the shareholders of the Company immediately prior to such transaction share dilution equally as a result of such transaction) (collectively, "Equity Securities") of the Company or any Subsidiary to any Person, the Company will first give or cause such Subsidiary to give to each of the holders of the Warrants and Warrant Shares the right, to purchase, on the same terms, the same proportion of the securities proposed to be sold by the Company or such Subsidiary as the number of Warrants and Warrant Shares owned by such holder bears to the total number of shares of Outstanding Common Stock at that time. Persons electing to purchase Equity Securities pursuant to this paragraph shall also be entitled to purchase (pro rata according to their holdings of Warrants and Warrant Shares) offered Equity Securities that other holders decline to purchase. Any such right of purchase shall be exercisable for a period of 20 days after the holders receive written notice of a proposed issuance of Equity Securities (any such notice by the Company or a Subsidiary shall be given not less than 20 nor more than 90 days prior to any such issuance).

          8H. Termination Upon Qualified Public Offering. The Put Options set forth in paragraph 8A, the right of holders of Warrants and Warrant Shares to purchase new Mezzanine Securities set forth in paragraph 8F and the right of holders of Warrants and Warrant Shares to purchase new Equity Securities set forth in paragraph 80 shall terminate immediately prior to the closing of a Qualified Public Offering.

     9. Transfer of Shares and Warrants.

          9A. Restrictions. The restrictions on the sale or transfer of Shares or Warrants set forth in this part 9 shall cease to apply to such Shares or Warrants (i) upon any sale of such Shares or Warrants pursuant to the Registration Rights Agreement, Section 4(1) of the Securities Act, or Rule 144 under the Securities Act or (ii) at such time as such Shares or Warrants become eligible for resale under Rule 144(k) under the Securities Act.

          9B. Requirements for Transfer.

          (i) Shares or Warrants shall not be sold or transferred unless either
     (a) they first shall have been registered under the Securities Act, or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (a) a transfer by a Purchaser which is a corporation or a partnership to a shareholder or partner of such Purchaser, or to the estate of any such shareholder or partner, if the transferee agrees in writing to be subject to the terms of this part 9 to the same extent as if such shareholder or partner were an original Purchaser' hereunder, or (b) a transfer made in accordance with Rule 144 under the Securities Act.

          9C. Legends. Each certificate representing Shares and each Warrant shall bear a legend substantially in the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

     The foregoing legend shall be removed from the certificates representing any Shares or Warrants, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

          9D. Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Shares or Warrants of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). Upon the written request of any Purchaser, the Company shall cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares or Warrants for trading through PORTAL. The Company's obligations under this paragraph 9D shall at all times be contingent upon receipt from the prospective transferee of Shares or Warrants of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Shares or Warrants.

     10. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Additional Note Agreement" has the meaning set forth in paragraph 5H.

     "Affiliate" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such person, or any relative or such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     "Ancillary Agreements" mean any and all agreements other than this Agreement required to be executed by the parties to this Agreement on or prior to the Closing pursuant to paragraph 5D.

     "Amendment Agreement" has the meaning set forth in paragraph 5D.

     "Approved Plan" means the 1994 Stock Plan and any other written stock option, stock purchase or similar incentive plan (or option agreements for the purchase of up to 400,000 shares of Class A Common Stock, of which options to purchase 150,000 shares of Class A Common Stock to be cancelled and regranted, or amended, with a reduced exercise price) approved by a majority of the Board of Directors.

     "Articles of Incorporation" means the Articles of Incorporation of the Company, and as otherwise amended from time to time.

     "Austin Ventures III" means Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P., collectively.

     "Board of Directors" means the board of directors of the Company.

     "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in The Commonwealth of Massachusetts.

     "Bylaws" means the bylaws of the Company, as amended and in effect at the Closing.

     "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

     "Class A Preferred Stock" means the Company's Class A Preferred Stock (formerly Series A Preferred Stock), par value $0.01 per share, more fully described in the Articles of Incorporation.

     "Class A Purchase Agreement" means the Stock Purchase Agreement dated as of October 21, 1994, as amended, among the Company and Austin Ventures III, providing, among other things, for the purchase and sale of Class A Preferred Stock, and as such agreement may be amended, modified or supplemented from time to time.

     "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

     "Class B Preferred Stock" means the Company's Class B Preferred Stock, par value $.0l per share.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "CRL" means Capital Resource Lenders II, L.P.

     "Equity Securities" means any capital stock or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" has the meaning set forth in paragraph 8D.

     "Financial Statements" has the meaning set forth in paragraph 31.

     "Heller Warrant" means the Company's Warrant for the purchase (subject to adjustment as provided therein) of 367,238 shares of Class B Common Stock, issued to Heller Financial, Inc. ("Heller") pursuant to that certain Warrant Agreement, by and between the Company and Heller, dated November 10, 1994.

     "Lien" means any lien, security interest, pledge, mortgage, deed of trust, charge or encumbrance in real, personal or mixed property (tangible or intangible, and wherever located).

     "Mezzanine Securities" has the meaning set forth in paragraph 8F.

     "Mezzanine Warrants" means the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 565,819 shares of Class A Common Stock, issued to Austin Ventures III and CRL pursuant to the Note Purchase Agreement.

     "Note Purchase Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 10, 1996, by and among the Company, Austin Ventures III and CRL, as supplemented and modified by (i) the Senior Subordinated Note and Warrant Purchase Agreement dated as of November 22, 1996, and (ii) the Additional Note Agreement, and as such agreement may be amended, modified or supplemented from time to time.

     "Outstanding Common Stock" has the meaning set forth in paragraph 8D.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Stock" means the Company's Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

     "Put Closing Date" has the meaning set forth in paragraph 8B.

     "Put Exercise Period" has the meaning set forth in paragraph 8A.

     "Put Option" has the meaning set forth in paragraph 8A.

     "Put Notice" has the meaning set forth in paragraph 8B.

     "Qualified Holder" means a Purchaser holding not less than 100,000 Shares, and for purposes of determining whether the number of Shares held by a Purchaser qualifies such Purchaser as a Qualified Holder, (a) the foregoing numbers shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events, (b) Shares shall include Warrant Shares which have been issued pursuant to the exercise of Warrants, so long as such Warrant Shares are held by such Purchaser, and (c) Shares shall include Shares held by Affiliates of such Purchaser and, with respect to a Purchaser that is a corporation or partnership, Shares distributed to and held by its shareholders or partners.

     "Qualified Public Offering" has the meaning set forth in the Certificate of Designation.

     "Qualified Small Business Stock" means "qualified small business stock," as defined in Section 1202(c) of the Code.

     "Repurchase Price" has the meaning set forth in paragraph 8D.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Series B Preferred Stock" means the Company's Series B-l of the Class B Preferred Stock, more fully described in the Certificate of Designation.

     "Shareholders Agreement" means the Amended and Restated Shareholders Agreement dated as of May 10, 1996, among the Company, Austin Ventures III, and the Purchasers, and as such agreement may be amended, modified or supplemented from time to time.

     "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     "Warrants" means the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 961,700 shares of Class A Common Stock, in the form of Exhibit C attached hereto, to be issued and sold to the Purchasers pursuant to this Agreement.

     11. Miscellaneous.

          11A. Successors and Assigns. The rights and obligations of each Purchaser under this Agreement, may be assigned by such Purchaser to any person or entity to which Shares or Warrants are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company.

          11B. Confidentiality. Except as required by law, each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information
(i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares or Warrants from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this paragraph 11B or (iii) to any Affiliate of such Purchaser or to a partner or shareholder of such Purchaser.

          11C. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein, regardless of any investigation by the Purchasers or on behalf of the Purchasers.

          11D. Expenses. The Company agrees to pay and hold the Purchasers and holders of the Shares and Warrants harmless from liability for the payment of:

          (i) the fees and expenses of the Purchasers, including the reasonable fees and expenses of Hughes & Luce, L.L.P. and Testa, Hurwitz & Thibeault, LLP, special counsel to the Purchasers, arising in connection with the negotiation and execution of this Agreement, the Ancillary Agreements and the Certificate of Designation and consummation of the transactions contemplated herein;

          (ii) the fees and expenses incurred with respect to the interpretation of, or any amendments or waivers to this Agreement, the Ancillary Agreements (including the various agreements amended by the Amendment Agreement) or the Certificate of Designation (whether or not the same become effective);

          (iii) if a Purchaser or other holder of Shares or Warrants desires to sell or otherwise transfer any or all of the Shares or Warrants held by it and counsel for the Company declines to render a legal opinion to such Purchaser or holder, without cost or expense to such Purchaser or holder, whether or not registration under the Securities Act will be required for such sale or transfer, the fees and expenses of counsel for such Purchaser or holder in obtaining such an opinion;

          (iv) stamp and other taxes, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of Shares or Warrants or upon the exercise of the Warrants;

          (v) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, the Ancillary Agreements (including the various agreements amended by the Amendment Agreement) and the Certificate of Designation;

          (vi) all costs, fees and expenses incurred by the Company in its performance of and compliance with this Agreement, the Ancillary Agreements (including the various agreements amended by the Amendment Agreement) and the Certificate of Designation, it being understood and agreed that such costs, fees and expenses shall be borne solely by the Company; and

          (vii) fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          11E. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at Monitronics International, Inc., 12801 Stemmons Freeway, Dallas, Texas 75234, Attention: James R. Hull, President (fax (972) 484-1393), or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Glast, Phillips & Murray, P.C., Suite 2200, L.B. 48, One Galleria Tower, Dallas, Texas 75240-8329,
Attention: Mike Parsons, (fax (972) 419-8329).

     If to a Purchaser, at its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Hughes & Luce, L.L.P., ill Congress Avenue, Suite 900, Austin, Texas 78701, Attention: William R. Volk (fax (512) 482-6859).

     Notices provided in accordance with this paragraph 11E shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

          11F. Brokers. The Company and each Purchaser (i) represents and warrants to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated in this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders, fees or commissions, or consulting fees in connection with the transactions contemplated in this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

          11G. Entire Agreement. This Agreement, the exhibits hereto and the Ancillary Agreements (including the various agreements amended by the Amendment Agreement) embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          11H. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66-2/3% of the Shares (including Warrant Shares issuable upon exercise of Warrants); provided, however, that the unanimous written consent of the holders of the Shares (including Warrant Shares issuable upon exercise of Warrants) is required for any amendment to part 8 of this Agreement. Any amendment or waiver effected in accordance with this paragraph 11H shall be binding upon each holder of any Shares (including Warrant Shares issued upon exercise of Warrants) or Warrants, each future holder of all such Shares or Warrants and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11I. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          11J. Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

          11K. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          11L. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          11M. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

          11N. Indemnification. The Company, without limitation as to time, will indemnify each Purchaser and its agents and representatives against, and hold each Purchaser and its agents and representatives harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") incurred pursuant to any investigation or proceeding against the Company, any Purchaser or any of their agents and representatives arising out of or in connection with this Agreement, any Ancillary Agreement (or any other document or instrument executed pursuant hereto or thereto, or any of the various agreements amended by the Amendment Agreement), which investigation or proceeding requires the participation of, or is commenced or filed against, one or more of the Purchasers and any of their agents because of this Agreement, the Ancillary Agreements (including the various agreements amended by the Amendment Agreement) and the transactions contemplated herein and therein, other than any Losses resulting from action on the part of such Purchaser or its agents or representatives which is finally determined in such proceeding to be primarily and directly a result of (i) such Purchaser's gross negligence or willful misconduct, (ii) a breach of a fiduciary duty, if any, owed by such Purchaser to the Company, (iii) an act or omission that involves intentional misconduct or a knowing violation of law by such Purchaser, (iv) a transaction from which the Purchaser received an improper personal benefit, or (v) Losses incurred by or on behalf of an agent of a Purchaser which are the subject of the indemnification agreement entered into by the Company and such agent pursuant to the Shareholders Agreement, as to which Losses such indemnification agreement, rather than this paragraph 11N, shall apply. The Company agrees to reimburse each Purchaser and its agents and representatives promptly for all such Losses as they are incurred by such Purchaser and its agents. Each Purchaser agrees to reimburse the Company for any payments made by the Company to such Purchaser pursuant to this paragraph 11N for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of such Purchaser. The obligations of the Company to each Purchaser and its agents and representatives under this paragraph 11N will be separate obligations. The obligations of the Company under this paragraph 11N will survive any transfer of securities by any Purchaser and the termination of this Agreement or any Ancillary Agreement (including the various agreements amended by the Amendment Agreement).

          11O. Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner or Affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, shareholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Shares, or both. Without limiting the foregoing, no Purchaser (nor any of its Affiliates, officers, directors, shareholders, partners, agents or employees) or other holder of any Shares or Warrants shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Purchaser or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Purchaser or holder, nor shall any such Purchaser (or such other person) have any obligation or responsibility whatsoever to provide any such information to any other Purchaser (or such other person) or holder or to continue to provide any such information if any information is provided.

                                      * * *

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                        COMPANY:

                                        MONITRONICS INTERNATIONAL, INC.


                                        By: /s/ James R. Hull
                                            ------------------------------------
                                            James R. Hull,
                                            President


                                        PURCHASERS:

                                        CAPITAL RESOURCE LENDERS II, L.P.

                                        By: Capital Resource Partners II, L.P.
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: General Partner


                                        AUSTIN VENTURES V, L.P.


                                        By: AV Partners V, L.P.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                        COMPANY:

                                        MONITRONICS INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                            James R. Hull,
                                            President


                                        PURCHASERS:

                                        CAPITAL RESOURCE LENDERS II, L.P.


                                        By: Capital Resource Partners II, L.P.
                                            Its General Partner


                                        By: /s/ Fred C. Danforth
                                            ------------------------------------
                                        Name: Fred C. Danforth
                                        Title: General Partner


                                        AUSTIN VENTURES V, L.P.


                                        By: AV Partners V, L.P.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                        COMPANY:

                                        MONITRONICS INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                            James R. Hull,
                                            President


                                        PURCHASERS:

                                        CAPITAL RESOURCE LENDERS II, L.P.

                                        By: Capital Resource Partners II, L.P.
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title: General Partner


                                        AUSTIN VENTURES V, L.P.

                                        By: AV Partners V, L.P.,
                                            Its General Partner


                                        By: /s/ Blaine F. Wesner
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                         Warrant
                                                  Purchase    Warrant   Purchase
         Purchaser                    Shares       Price      Shares      Price
         ---------                   ---------   ----------   -------   ---------
Capital Resource Lenders, II, L.P.
175 Portland Street, Suite 300
Boston, Massachusetts 02114
Fax: (617) 723-9819
Attn: Stephen M. Jenks               1,000,000   $1,000,000   192,340   $1,923.40

Austin Ventures V, L.P.
1300 Norwood Tower
114 W. 7th Street
Austin, TX 78701
Fax: (512) 476-3952
Attn: Blaine F. Wesner               4,000,000    4,000,000   769,300    7,693.60
                                     ---------   ----------   -------   ---------

   Total:                            5,000,000   $5,000,000   961,700   $9,617.00

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION

                                Included at Tab 2

                                    EXHIBIT C

                                 FORM OF WARRANT

                                  See attached.

                                    EXHIBIT D

                             SCHEDULE OF EXCEPTIONS

                                  See attached.

                                    EXHIBIT E

                    OPINION OF GLAST, PHILLIPS & MURRAY, P.C.

                                Included at Tab 7

                                    EXHIBIT F

                           SECOND AMENDMENT AGREEMENT

                                  See attached.

                                    EXHIBIT G

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

                                Included at Tab 3